Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our reports dated March 5, 2004 relating to the consolidated financial statements and financial statement schedules of Kronos Worldwide, Inc., which appear in Kronos Worldwide, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1 to the Registration Statement.

                                                  PricewaterhouseCoopers LLP


Dallas, Texas
February 17, 2005